                                                                     EXHIBIT 1.1

                                                                  EXECUTION COPY


                                   $2,750,400

                           FAIC II ISSUER TRUST 2000-1

       $1,986,400 VARIABLE RATE CLASS F, ASSET BACKED NOTES, SERIES 2000-1
        $764,000 VARIABLE RATE CLASS S, ASSET BACKED NOTES, SERIES 2000-1

                      FUND AMERICA INVESTORS CORPORATION II

                             UNDERWRITING AGREEMENT


                                                                January 19, 2000

 Merrill Lynch & Co.
 Merrill Lynch, Pierce, Fenner & Smith
  Incorporated
 Merrill Lynch World Headquarters
 World Financial Center
 North Tower
 New York, New York  10281

Dear Sirs:

    1. Introductory. Fund America Investors Corporation II, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to cause FAIC II Issuer Trust 2000-1 (the "Trust") to issue and sell $1,986,400 aggregate principal amount of variable rate Class F, Asset Backed Notes, Series 2000-1 (the "Class F Notes") and $764,000 aggregate principal amount of variable rate Class S, Asset Backed Notes, Series 2000-1 (the "Class S Notes," and together with the Class F Notes, the "Notes"). The Notes will be issued pursuant to the Terms Indenture dated as of January 20, 2000 (together with the Standard Indenture Provisions incorporated by reference therein, the "Indenture") between the Trust and State Street Bank and Trust Company (the "Note Trustee").

    Concurrently with the issuance and sale of the Notes as contemplated herein, the Trust will issue $465,600 of certificates of beneficial interest (the "Certificates"), each representing an interest in the Issuer Assets. The Certificates will be issued pursuant to an Amended and Restated Agreement of Trust dated as of January 20, 2000 (the "Issuer Trust Agreement"), between the Company, Christiana Bank & Trust Company, as Issuer Trustee, and State Street Bank and Trust Company, as Issuer Certificate Agent. The Certificates are effectively subordinated to the Notes, except with respect to the principal collections on the Series 2203, Class PG, mortgage pass-
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through certificate issued by Freddie Mac, which security is pledged to secure the Notes under the Indenture.

    The assets of the Trust will include, among other things, (i) seven REMIC securities guaranteed by either Fannie Mae or Freddie Mac to be conveyed to the Trust on the Closing Date (the "Agency Securities"), (ii) amounts in the Note Collection Account, the Interest Reserve Account, the Expense Account and the Trust Agreement Collection Account, (iii) the rights of the Trust under the Deposit Agreement and the Issuer Trust Agreement and (iv) all proceeds of the foregoing. The Agency Securities will be contributed to the Trust by the Company. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Indenture or, if not defined therein, in the Issuer Trust Agreement.

    The Company and the Trust hereby agree with you (the "Underwriter") as follows:

    2. Representations and Warranties of the Company and the Trust. Each of the Company and the Trust hereby represents and warrants, as to itself, to, and agrees with, the Underwriter that:

    (a) A registration statement on Form S-3 (No. 333-33823), as heretofore amended, relating to the Notes, including a form of prospectus, has been filed with the Securities and Exchange Commission (the "Commission") and has been declared effective under the Securities Act of 1933, as amended (the "1933 Act"), and is not proposed to be amended. The registration statement (including the prospectus constituting a part thereof) in the form in which it became effective under the 1933 Act, including the exhibits thereto, is hereinafter referred to as the "Registration Statement" and the prospectus dated January 19, 2000 in the form in which it was most recently filed with the Commission, and the prospectus supplement dated January 19, 2000 are together hereinafter referred to as the "Prospectus". No document has been or will be prepared or distributed in reliance on Rule 434 under the 1933 Act.

    (b) On the date the Registration Statement became effective (the "Effective Date") and on the date hereof, the Registration Statement and the Prospectus comply in all respects with the requirements of the 1933 Act and the rules and regulations of the Commission thereunder (the "Rules and Regulations") and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary, to make the statements therein not misleading; provided, that no representation is made as to any numerical and statistical information therein relating to the Notes, the Certificates or the Agency Securities, all of which was supplied by the Underwriter.

    (c) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.

    (d) The Trust has been duly formed and is validly existing in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as
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described in the Prospectus; and the Trust is duly qualified to do business in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.

    (e) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by it for the consummation of the transactions contemplated by this Agreement and the Transaction Documents in connection with the issuance and sale of the Notes and the Certificates, except such as have been obtained and made under the 1933 Act, such as may be required under state securities laws and the filing of any financing statements required to perfect the Note Trustee's interest in the Issuer Assets, which financing statements will be filed in the appropriate offices within ten (10) days of the Closing Date.

    (f) It is not in violation of its organizational or formation documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement or instrument to which it is a party or by which it or its properties are bound which could have a material adverse effect on the transactions contemplated herein or in the Transaction Documents. The execution, delivery and performance of this Agreement and the Transaction Documents, and the issuance and sale of the Notes and the Certificates and compliance with the terms and provisions hereof and thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over it or any of its properties, or any agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, or its organizational or formation documents; it has full power and authority to enter into this Agreement and the Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby; the Trust has full power and authority to authorize, issue and sell the Notes and the Certificates as contemplated by this Agreement, the Indenture and the Issuer Trust Agreement.

    (g) On the Closing Date, the Company will have directed (i) the Issuer Trustee to execute, and the Authenticating Agent to authenticate, the Notes and, when delivered and paid for pursuant to the Indenture, the Notes will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Trust, entitled to the benefits of the Indenture and enforceable in accordance with their terms and (ii) the Issuer Trustee to execute, and the Issuer Certificate Agent to authenticate, the Certificates and, when delivered and paid for pursuant to the Issuer Trust Agreement, the Certificates will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Trust, entitled to the benefits provided in the Issuer Trust Agreement and enforceable in accordance with their terms.

    (h) It possesses adequate certificates, authorities and permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it and has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to it, would individually or in the aggregate have a material adverse effect on it.

    (i) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting it or any of its properties that, if determined adversely to it, would individually
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or in the aggregate have a material adverse effect on the condition (financial or other), business or results of operations of it, or would materially and adversely affect its ability to perform its obligations under this Agreement or the Transaction Documents to which it is a party, or which are otherwise material in the context of the issuance and sale of the Notes or the Certificates; and no such actions, suits or proceedings are threatened or, to its knowledge, contemplated.

    (j) As of the Closing Date, the representations and warranties made by it in the Transaction Documents to which it is a party will be true and correct.

    (k) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein,
(i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business and (ii) there have been no transactions entered into by the Company, other than those in the ordinary course of business, which are material with respect to the Company.

    (l) Each of the Transaction Documents to which it is a party will be duly authorized by it and, when duly executed and delivered by it and the other parties thereto, will constitute its valid and binding agreement enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

    (m) This Agreement has been duly authorized, executed and delivered by it.

    (n) The Company has authorized the conveyance of the Agency Securities to the Trust and, as of the Closing Date, the Company has directed the Trust to execute, issue and sell the Notes and the Certificates.

    (o) The Company's assignment and delivery of the Agency Securities to the Trust will vest in the Trust all of the Company's right, title and interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

    (p) The Trust's assignment of the Pledged Assets to the Note Trustee pursuant to the Indenture will vest in the Note Trustee, for the benefit of the Noteholders, a security interest therein, which will be perfected upon the Note Trustee's taking possession of the certificated Agency Securities endorsed by the registered holder(s) thereof in blank or to the Note Trustee and upon the Note Trustee's being reflected by book-entry in the Federal Reserve Bank's records as the holder of the Series 2203 Freddie Mac Security, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance except for any tax lien, mechanics' lien or other lien or encumbrance that attaches by operation of law so long as the Note Trustee maintains physical possession of the certificated Agency Securities in the form described above, in the Commonwealth of Massachusetts, and so long as the Note Trustee continues to be a "securities intermediary" of the
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Federal Reserve Bank and continues to be reflected in the records of the Federal
Reserve Bank as the holder of the Series 2203 Freddie Mac Security as described in Section 3.03 of the Indenture.

    (q) Any taxes, fees and other governmental charges in connection with the execution, delivery and performance of this Agreement, the Transaction Documents, the Notes and the Certificates and any other agreements contemplated herein or therein shall have been paid or will be paid by the Company at or prior to the Closing Date to the extent then due.

    (r) Neither the Company nor the Trust is, and after giving effect to the offering and sale of the Notes and the Certificates and the application of the proceeds thereof as described in the Prospectus, will not be required to be, registered as an "investment company" as defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

    3. Purchase, Sale and Delivery of Notes. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Trust agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Trust, at a purchase price of, in the case of (i) the Class F Notes, 100% of the principal amount thereof and (ii) the Class S Notes, 68% of the principal amount thereof.

    The Trust will deliver against payment of the purchase price, the Notes of each Class in the form of one or more definitive notes, in authorized denominations and registered in such names as the Underwriter shall specify to the Trust and such Notes will be made available for checking at the office of Hunton & Williams, Richmond, Virginia, at least 24 hours prior to the Closing Date. Payment for the Notes shall be made by the Underwriter by wire transfer to the Note Proceeds Account established under the Indenture, at 10:00 a.m., New York time, on January 20, 2000, or at such other time not later than seven full business days thereafter as Merrill Lynch and the Company determine, such time being herein referred to as the "Closing Date", against delivery to the Underwriter of the Notes.

    The Trust will deliver the Certificates in definitive form, in authorized denominations and registered in the such names as the Underwriter shall specify to the Trust and will be made available for checking at the above office of Hunton & Williams at least 24 hours prior to the Closing Date.

    Pursuant to Rule 15c6-1(d) under the Securities Exchange Act of 1934, as amended (the "1934 Act"), the parties hereto have agreed that the Closing Date will be not later than January 20, 2000, unless otherwise agreed to as described above.

    4. Offering by Underwriter. It is understood that the Underwriter proposes to offer the Notes for sale to the public (which may include selected dealers) as set forth in the Prospectus.

    5. Certain Agreements of the Company and the Trust. Each of the Company and the Trust hereby agrees, as to itself, with the Underwriter:

    (a) Immediately following the execution of this Agreement, the Company will prepare the Prospectus setting forth the principal amount of the offered Notes, the price at which the offered
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Notes are to be purchased by you and such other information as you and the
Company deem appropriate in connection with the offering of the Notes. The Company will, to the extent required by the Regulations, promptly transmit copies of the Prospectus to the Commission for filing pursuant to Rule 424 under the 1933 Act and will furnish to you as many copies of the Prospectus as you shall reasonably request.

    (b) The Company will advise you promptly of any proposal to amend or supplement the Registration Statement as filed or the related Prospectus and will not effect such amendment or supplementation without your prior review and consent.

    (c) If, at any time when a Prospectus relating to the Notes is required to be delivered under the 1933 Act in connection with sales by the Underwriter or any dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any such time to amend the Prospectus to comply with the 1933 Act, the Company will promptly notify you of such event and will promptly prepare and file with the Commission (subject to your prior review pursuant to Section 5(b)), at its own expense, an amendment or supplement which will correct such statement or omission, or an amendment which will effect such compliance. The Underwriter's consent to any such amendment or supplement shall not constitute a waiver of any of the conditions set forth in Section 6.

    (d) As soon as practicable, but not later than the Availability Date (as defined below), the Trust to make generally available to the Noteholders an earnings statement of the Trust covering a period of at least 12 months beginning after the Effective Date which will satisfy the provisions of Section 11(a) of the 1933 Act, if required under Section 11(a) of the 1933 Act. For the purpose of the preceding sentence, "Availability Date" means the 90th day after the end of the Trust's fourth fiscal quarter following the fiscal quarter that includes such Effective Date.

    (e) The Company will furnish to you copies of the Registration Statement (including all exhibits thereto), and, so long as delivery of a prospectus relating to the Notes is required to be delivered under the 1933 Act in connection with sales by the Underwriter or any dealer, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you may reasonably request. The Prospectus shall be so furnished on or prior to 3:00 p.m., New York time, on the business day following the execution and delivery of this Agreement. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriter all such documents.

    (f) The Company will use its best efforts to qualify the Notes for offering and sale and the determination of their eligibility for investment under the laws of such states as the Underwriter designates and will continue such qualifications in effect so long as required for the distribution of the Notes.

    (g) For a period from the date of this Agreement until the retirement of the Notes (i) the Trust will furnish to the Underwriter copies of each certificate and the annual statements of
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compliance delivered to the Note Trustee pursuant to the Indenture, by first-class mail as soon as practicable after such statements are furnished to the Note Trustee, and (ii) such other forms of periodic certificates or reports as may be delivered to the Note Trustee, the Issuer Trustee, the Noteholders or the Certificateholders under the Indenture, the Issuer Trust Agreement or the other Transaction Documents.

    (h) So long as any Note is outstanding, the Trust will furnish to the Underwriter by first-class mail as soon as practicable, (i) all documents distributed, or caused to be distributed, by the Trust to Noteholders, (ii) all documents filed, or caused to be filed, by the Trust with the Commission pursuant to the 1934 Act or any order of the Commission thereunder and (iii) such other information concerning the Trust as the Underwriter from time to time may reasonably request.

    (i) Except as otherwise agreed, the Company will pay all expenses incident to the performance of its obligations under this Agreement and will reimburse the Underwriter (if and to the extent incurred by it) for any filing fees and other expenses (including fees and disbursements of counsel) in connection with the qualification of the Notes for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Underwriter designates and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Notes and for expenses incurred in distributing the Prospectus (including any amendments and supplements thereto).

    (j) To the extent, if any, that the rating provided with respect to the Notes by Moody's Investors Service, Inc. ("Moody's") is conditional upon the furnishing of documents or the taking of any other action by the Company or the Trust, the Company or the Trust, as applicable, shall furnish such documents and take any such other action.

    (k) From and after the Closing Date, the Company shall not take any action inconsistent with the Trust's ownership of the Issuer Assets.

    6. Conditions of the Obligation of the Underwriter. The obligation of the Underwriter to purchase and pay for the Notes on the Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and the Trust herein, to the accuracy of the statements of officers of the Company and the Trust made pursuant to the provisions hereof, to the performance by the Company and the Trust of their respective obligations hereunder and to the following additional conditions precedent:

    (a) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a). Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriter, shall be contemplated by the Commission.
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    (b) The Underwriter shall have received an opinion of Hunton & Williams, counsel to the Company and the Trust, dated the Closing Date, with respect to certain corporate and bankruptcy matters and in the form attached as Exhibit A-1 hereto.

    (c) The Underwriter shall have received an opinion of Hunton & Williams, special tax counsel for the Company and the Trust, dated the Closing Date, with respect to certain tax matters and in the form attached as Exhibit A-2 hereto.

    (d) The Underwriter shall have received an opinion of Hunton & Williams, counsel to the Company and the Trust, dated the Closing Date, with respect to certain security interest (creation and perfection) matters and in the form attached as Exhibit A-3 hereto.

    (e) The Underwriter shall have received from Milbank, Tweed, Hadley & McCloy LLP, counsel for the Underwriter, such opinion or opinions, dated the Closing Date, with respect to such matters as the Underwriter may require, and the Company and the Trust shall have furnished to such counsel such documents as it may request for the purpose of enabling it to pass upon such matters.

    (f) The Underwriter shall have received a certificate, dated the Closing Date, of (I) the Chairman of the Board, the President or any Vice-President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; the representations and warranties of the Company in the Transaction Documents are true and correct as of the dates specified in such agreements; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; and, subsequent to the date of the Prospectus, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business and (II) an Authorized Officer of the Trust in which such officer, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Trust in this Agreement are true and correct; the Trust has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; the representations and warranties of the Trust in the Transaction Documents are true and correct as of the dates specified in such agreements; the Trust has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date; and, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission.

    (g) The Underwriter shall have received an opinion of Peabody & Arnold, counsel to the Note Trustee and the Issuer Certificate Agent, dated the Closing Date and in the form attached as Exhibit B hereto.
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    (h) The Underwriter shall have received an opinion of Stradley Ronan Stevens
& Young LLP, counsel to the Issuer Trustee, dated the Closing Date and in the form attached as Exhibit C hereto.

    (i) The Underwriter shall have received evidence satisfactory to it and its counsel that, within ten (10) days of the Closing Date, UCC-1 financing statements have been or are being filed in the office of the Secretary of State of the state of (i) Delaware reflecting the transfer of the interest of the Seller in the Agency Securities and the proceeds thereof to the Company and the transfer of the interest of the Company in the Agency Securities and the proceeds thereof to the Trust and (ii) Delaware reflecting the grant of the security interest by the Trust in the Agency Securities and the proceeds thereof to the Note Trustee.

    (j) Moody's shall have rated each class of the Notes "Aaa".

    (k) The Underwriter shall have received executed copies of each of the Transaction Documents and any other documents executed on or prior to the Closing Date in connection therewith.

    The Company and the Trust will furnish the Underwriter with such conformed copies of such opinions, certificates, letters and documents as the Underwriter reasonably requests.

    7. Indemnification and Contribution.

    (a) The Company and the Trust hereby agree, jointly and severally, to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act as follows:

    (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

    (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; and
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    (iii) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or (ii) above;

    provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Trust by the Underwriter expressly for use in the Prospectus (or any amendment or supplement thereto), including, without limitation, any numerical and statistical information in the Prospectus relating to the Notes, the Certificates or the Agency Securities, all of which was supplied by the Underwriter.

    (b) The Underwriter agrees to indemnify and hold harmless each of the Company and the Trust, their respective trustee, officers and directors and each person, if any, who controls the Company or the Trust, as applicable, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Trust by the Underwriter expressly for use in the Prospectus (or any amendment or supplement thereto), including, without limitation, any numerical and statistical information in the Prospectus relating to the Notes, the Certificates or the Agency Securities, all of which was supplied by the Underwriter.

    (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to
Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

    (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

    (e) If the indemnification provided for in this Section 7 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to herein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Trust on the one hand and the Underwriter on the other hand from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Trust on the one hand and of the Underwriter on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

    The relative benefits received by the Company and the Trust on the one hand and the Underwriter on the other hand in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Trust and the total underwriting discount received by the Underwriter, bear to the aggregate initial public offering price of the Notes.

    The relative fault of the Company and the Trust on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Trust or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Trust and the Underwriter agree that it would not be just and equitable if contribution pursuant to this
Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

    Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the total underwriting discount received by the Underwriter.

    No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

    For purposes of this Section 7, each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Underwriter, and each person, if any, who controls the Company or the Trust, as applicable, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or the Trust, as applicable.

    8. Termination of Agreement. The Underwriter may terminate this Agreement, by notice to the Company and the Trust, at any time at or prior to the Closing Date (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business which, in the judgment of the Underwriter, materially impairs the investment quality of each Class of the Notes or makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for each Class of the Notes; (ii) if there has occurred any downgrading in the rating of the debt securities of the Company by any "nationally recognized statistical rating organization" (as such term is defined for purposes of Rule 436(g) under the 1933 Act), or any public announcement that such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable to market the Notes or to enforce contracts for the sale of the Notes; (iv) if trading in any securities of the Company has been suspended or materially limited by the Commission; (v) if trading generally on either the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority; or (vi) if a banking moratorium has been declared by federal or New York authorities.

    9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Trust or their respective officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, the Trust or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Notes. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Notes by the Underwriter is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company, the Trust and the Underwriter pursuant to
Section 7 shall remain in effect, and if any Notes have been purchased hereunder the representations and warranties in Section 2 and all obligations under
Section 5 shall also remain in effect. If the purchase of the Notes by the Underwriter is not consummated for any reason other than solely because of the occurrence of any event specified in clause, (iii), (v) or (vi) of Section 8, the Company will reimburse the Underwriter for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Notes.

    10. Notices. All communications hereunder will be in writing and, if sent to the Underwriter, will be mailed, delivered or sent by facsimile and confirmed to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, North Tower, World Financial Center, New York, New York, 10281-1201, Attention: John Winchester (facsimile number (212) 449-5868), if sent to the Company, will be mailed, delivered or sent by facsimile and confirmed to it at Fund America Investors Corporation II, Plaza Tower One, Suite 1200B, 6400 South Fiddler's Green Circle, Englewood, Colorado 80111, Attention: Howard J. Glickman (fax
(303) 741-2630), or if sent to the Trust, will be mailed, delivered or sent by facsimile and confirmed to it at FAIC II Issuer Trust 2000-1, c/o Christiana Bank & Trust Company, Greenville Center, 3801 Kennet Pike, Greenville, Delaware 19807, Attention: Corporate Trust Administration.

    11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the trustee, officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

    12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all such counterparts shall together constitute one and the same Agreement.

    13. Applicable Law; Submission to Jurisdiction.

    (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

    (b) Each of the Company and the Trust hereby submits to the nonexclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

    14. The Issuer Trustee. The representations, warranties, covenants and other agreements of the Issuer in this Agreement are made solely by the Issuer and not by Christiana Bank & Trust Company in its individual capacity. In no event shall Christiana Bank & Trust Company be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Issuer by reason of its being the Issuer Trustee of the Issuer.

    If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company, the Trust and the Underwriter in accordance with its terms.

                           Very truly yours,

                           FUND AMERICA INVESTORS CORPORATION II



                               By:    /s/ Helen M. Dickens
                                  ------------------------------
                                      Name:  Helen M. Dickens
                                      Title: Vice President


                           FAIC II ISUER TRUST 2000-1

                            By: Christiana Bank & Trust Company,
                            not in its individual capacity
                            but solely as Issuer Trustee of
                            the Issuer


                               By:    /s/ Louis W. Geibel, Jr.
                                  ------------------------------
                                      Name:  Louis W. Geibel, Jr.
                                      Title: Vice President



                            The foregoing Underwriting Agreement is
                            hereby confirmed and accepted as of the
                            date first above written.

                            MERRILL LYNCH & CO.
                            MERRILL LYNCH, PIERCE, FENNER & SMITH
                             INCORPORATED



                               By:        /s/ Brodie Johnson
                                  -----------------------------
                                          Name:  Brodie Johnson
                                          Title: Director